Exhibit 10.5

Execution Version

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is made and entered into as of April 5, 2007 by and between Agilent Technologies, Inc., a Delaware corporation (“Acquiror”), and Joseph A. Sorge, M.D. (“Stockholder”).  The Closing Date (as defined in the Merger Agreement (as defined below)) shall be the “Effective Date” of this Agreement.

RECITALS

A.                                   Acquiror, Stratagene Corporation, a Delaware corporation (the “Company”) and Jackson Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror (“Merger Sub”) have entered into an Agreement and Plan of Merger, dated as of April 5, 2007 (the “Merger Agreement”) pursuant to which Merger Sub shall merge with and into the Company (the “Transaction”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them by the Merger Agreement.

B.                                               Simultaneously with the execution and delivery of the Merger Agreement, the Company and Catalyst Assets LLC, a Delaware limited liability company (“Catalyst”) have entered into an Asset Purchase Agreement, dated as of April 5, 2007 (the “Asset Purchase Agreement”), pursuant to which the Company will sell, transfer and assign to Catalyst and Catalyst will purchase and assume from the Company certain assets and liabilities.  Pursuant to the Asset Purchase Agreement, Catalyst has agreed to a restrictive covenant similar to the covenants provided by Stockholder herein with respect to the conduct of any business competitive with the business of the Company.  Stockholder is the majority stockholder of Catalyst.

C.                                               Pursuant to the terms of the Asset Purchase Agreement and the exhibits and schedules thereto, Catalyst covenants not to compete with the Company and its Affiliates and not to solicit from Acquiror and the Company and their Affiliates.

D.                                              Stockholder acknowledges that he is the majority stockholder, chief executive officer and director of the Company and that he has been privy to and has developed the Company’s trade secrets and other Company confidential information, customer relationships and goodwill.  Stockholder will receive substantial consideration in connection with the Merger, including but not limited to the value attributable to Stockholder’s equity in the Company.

E.                                                The execution, delivery and performance of this Agreement by Stockholder are a material inducement to the willingness of Acquiror to enter into the Merger Agreement and to consummate the Transaction.

NOW, THEREFORE, in consideration of the mutual promises made herein, Acquiror and Stockholder hereby agree as follows:

1.                                       Covenant Not to Compete or Solicit.

(a)                                  Beginning on the Effective Date and ending on the third (3rd) anniversary of the Effective Time (the “Non-Competition Period”), Stockholder shall not, directly or indirectly, without the prior written consent of Acquiror: (i) engage in, anywhere in the jurisdictions in which the Company and its Affiliates has conducted business prior to the Merger (the “Restricted Area”), whether as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director, shareholder, investor, lender or guarantor or in any other capacity of, or have any ownership interest in (except for ownership, solely as a passive investment, of three percent (3%) or less of any publicly-held entity), participate in the financing, operation, management or control of, or permit Stockholder’s name to be used in connection with, any Person or business that engages or participates in, a Competing Business Purpose; or (ii) interfere with the business of Acquiror or approach, contact or solicit customers of Acquiror, the Company or their Affiliates in connection with a Competing Business Purpose.

For purposes of this Agreement, “Competing Business Purpose” shall mean (1) any business engaged in by the Company during the Stockholder’s employment with the Company and its subsidiaries, including, without limitation, the development, manufacturing and distribution of biological products, instruments, software and systems designed for life sciences research including molecular biology technologies used for gene transfer, gene and protein expression, gene cloning and mutagenesis, protein and gene functional analysis, nucleic acid and protein purification and analysis, microarray reagents and software, DNA amplification and quantification as well as reagents, instruments, software and systems for clinical diagnosis focused on allergy and autoimmune testing and urinalysis, or (2) any other business in which the Company or any of its subsidiaries has made demonstrable preparation to engage in during the Stockholder’s employment and (i) in which preparation the Stockholder materially participated or (ii) concerning which preparation the Stockholder had actual knowledge of material confidential information regarding such business that remains material confidential information at the time of Stockholder’s termination of employment with the Company, except for the Permitted Business Purpose.  For purposes of this Agreement, the “Permitted Business Purpose” shall mean the Diagnostics Field, Therapeutics Field, and Clinical Services Field (each as defined in the License Agreement).  Nothing in the restrictions outlined in this Section 1(a) shall be construed to prohibit Stockholder from entering into any bona-fide non-commercial Collaborations (as defined in the License Agreement) or from prosecuting or commercializing any of the Assigned Patents.

(b)                                 Beginning on the Effective Date and for the duration of the Non-Competition Period, Stockholder shall not, directly or indirectly, without the prior written consent of Acquiror and except as expressly provided in the terms of the Asset Purchase Agreement, solicit, knowingly encourage or take any other action which is intended to induce or encourage any employee of Acquiror, the Company or any subsidiary of Acquiror or the Company to terminate his or her employment with Acquiror, the Company or such subsidiary of Acquiror or the Company.  The parties agree that the restrictions in this Section 1(b) shall not apply to any general solicitation by Stockholder not specifically directed at employees, subcontractors, contractors, independent consultants and sales representatives of Acquiror, Company or any subsidiary of Acquiror or Company made in a newspaper or other periodical, a job fair or any electronic or broadcast medium.

(c)                                  The covenants contained in Sections 1(a) and 1(b) hereof shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Area.  Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 1(a) and

Section 1(b), respectively.  If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced.  In the event that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

(d)                                 Stockholder acknowledges that (i) the goodwill associated with the existing business, customers and assets of the Company and its subsidiaries is an integral component of the value of the Transaction to Acquiror and is reflected in the portion of the Transaction consideration to which Stockholder will be entitled for Stockholder’s equity in the Company upon completion of the Transaction, (ii) Stockholder’s agreement as set forth herein is necessary for the protection of the legitimate business interests of Acquiror in acquiring the Company and to preserve the value of the business and assets of the Company and its subsidiaries for Acquiror following the Transaction, and (iii) the execution and delivery and continuation in force of this Agreement is a material inducement to Acquiror to execute and deliver the Merger Agreement.  Stockholder also acknowledges that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (A) Acquiror is engaged in a highly competitive industry, (B) Stockholder has had unique access to the trade secrets and know-how of the business to be acquired from the Company, and (C) Stockholder is receiving substantial consideration in connection with the Transaction.  Stockholder acknowledges, represents and warrants to Acquiror that his expertise and capabilities are such that his obligations under this Agreement (and the enforcement thereof by injunction or otherwise) will not prevent him from earning a livelihood or from obtaining suitable and satisfactory employment without violation of this Agreement.

2.                                       Remedy.  Stockholder acknowledges and agrees that (a) the rights of Acquiror under this Agreement are of a specialized and unique character and that immediate and irreparable damage may result to Acquiror if Stockholder fails to or refuses to perform his obligations under this Agreement without an adequate remedy at law, and (b) Acquiror may, in addition to any other remedies and damages available, seek an injunction in a court of competent jurisdiction to restrain any such failure or refusal without the necessity of posting a bond or other security.  No single exercise of the foregoing remedies shall be deemed to exhaust Acquiror’s right to such remedies, but the right to such remedies shall continue undiminished and may be exercised from time to time as often as Acquiror may elect.

3.                                       Miscellaneous.

(a)                                  Termination.  In the event that the Merger Agreement is terminated in accordance with its terms, this Agreement shall terminate and be of no further force or effect.

(b)                                 Governing Law; Consent to Personal Jurisdiction.  This Agreement shall be governed by the laws of the State of California without reference to rules of conflicts of law.  Stockholder hereby consents to the personal jurisdiction of the state and federal courts located in the Northern District of California and the County of Santa Clara, California for any action or proceeding arising from or relating to this Agreement.

(c)                                  Severability.  If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

(d)                                 No Assignment.  Because the nature of the Agreement is specific to the actions of Stockholder, Stockholder may not assign this Agreement.  This Agreement shall inure to the benefit of Acquiror and its successors and assigns.

(e)                                  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

If to Acquiror:                                                                    Agilent Technologies, Inc.

5301 Stevens Creek Blvd.
Santa Clara, CA 95051
Attn:  General Counsel
Telephone No.:  (408) 553-2424
Facsimile No.:  (408) 345-8242

With a copy to:                                                             Fenwick & West LLP

Silicon Valley Center
801 California Street
Mountain View, CA 94041
Attention:      Douglas N. Cogen, Esq.

Lynda M. Twomey, Esq.

Telephone No.: (650) 938-5200
Facsimile No.: (650) 988-8500

If to Stockholder:                                                    To the address set forth on the signature page hereof

With a copy to:                                                             Latham & Watkins LLP

600 West Broadway, Suite 1800
San Diego, CA 92101
Attention:  Thomas A. Edwards, Esq.
Facsimile No.:  (619) 696-7419
Telephone No.: (619) 238-2821

(f)                                    Entire Agreement.  This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof.  This Agreement may not be changed or modified, except by an agreement in writing executed by Acquiror and Stockholder.

(g)                                 Waiver of Breach.  The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

(h)                                 Headings.  All captions and section headings used in this Agreement are for convenience only and do not form a part of this Agreement

(i)                                     Counterparts; Signatures.  This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  This Agreement may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means.

(j)                                     No Licenses.  Nothing in this Agreement provides Stockholder any license to or other rights in or forbearance regarding any Acquiror intellectual property rights or other proprietary rights, including, without limitation, those of the Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Acquiror and Stockholder have caused this Agreement to be signed as of the date first written above.

AGILENT TECHNOLOGIES, INC.		STOCKHOLDER:

By:	/s/ Nicolas H. Roelofs	By:	/s/ Joseph A. Sorge, M.D.
Name:	Nicolas H. Roelofs	Name: Joseph A. Sorge, M.D.
Title:	Senior Vice President and
General Manager, LSSU

		Address:	PO Box 1576
Wilson, WY 83014

			Telephone No.:	307-733-1703
Facsimile No.:

Signature Page to Non-Competition Agreement